Filed Pursuant To Rule 424(b)(3)

For Registration No. 333-126231

Also Registration No. 333-132737

Prospectus Supplement  #2

(To Prospectus filed July 26, 2005)

Isonics Corporation

(a California corporation)

Common Stock

This prospectus supplement, together with our prospectus supplement dated March 9, 2006 and the prospectus filed July 26, 2005, relates to the resale by selling stockholders named in our prospectus filed July 26, 2005, of up to 24,696,715 shares of common stock of Isonics Corporation (“Isonics” or “We”), which are being offered and sold by the selling shareholders named on page 16 of the prospectus, collectively referred to herein as the “Selling Shareholders.”  This includes an additional 7,224,815 shares included in a registration statement filed on Form S-3 (Commission file no. 333-132737) filed to register additional securities pursuant to Rule 462(b) and Instruction IV.A to Form S-3.  This prospectus supplement should only be read and delivered together with our prospectus filed July 26, 2005 and the prospectus supplement dated March 9, 2006.

The date of this prospectus supplement is March 27, 2006